Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO PRESENT AT UPCOMING INVESTOR CONFERENCES

RUTLAND, VERMONT (October 31, 2007) – Casella Waste Systems, Inc. (NASDAQ: CWST) announced today that the company’s management will be presenting at the following investor conferences:

•                  Pacific Growth Equities 2007 Clean Technology and Industrial Growth Conference on Wednesday, November 7, 2007 at 9:00 am PST. The Pacific Growth Equities conference is being held at the W Hotel in San Francisco; and

•                  Friedman, Billings, Ramsey 2007 Capital Markets Investor Conference on Wednesday, November 28, 2007 at 3:00 pm EST.  The Friedman, Billings, Ramsey conference is being held at the Grand Hyatt New York Hotel in New York City.

The company indicated that, although these presentations are not expected to include any material non-public information, the presentation given at each of these two conferences will be made available to all investors on the company’s website. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investors’ section of the company’s website at http://www.casella.com. In addition, the presentations will be webcast live via a link on the company’s website.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the company’s website at http://www.casella.com.